Exhibit 4.2

MOLINA HEALTHCARE, INC.
as Issuer
AND
U.S. Bank National Association
as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of October 11, 2007
to
INDENTURE
Dated as of October 11, 2007

3.75% Convertible Senior Notes due 2014

TABLE OF CONTENTS

Page

ARTICLE 1
Definitions

Section 1.01.	4
Section 1.02.	5

ARTICLE 2
General Terms and Conditions of the Notes

Section 2.01. Designation, Form and Dating	13
Section 2.02. Stated Maturity; Interest	14
Section 2.03. Limit on Amount of Series	14
Section 2.04. Registrar, Paying Agent, Conversion Agent and Trustee	14
Section 2.05. Conversion Agent to Hold Shares in Trust	14
Section 2.06. Global Securities	15

ARTICLE 3
Remedies and Defaults

Section 3.01. Additional Events of Default	17
Section 3.02. Failure To File Reports	17
Section 3.03. Extension Fee	18

ARTICLE 4
Conversion of Notes

Section 4.01. Conversion Privilege	18
Section 4.02. Conversion Procedure	22
Section 4.03. Adjustment of Conversion Rate	25
Section 4.04. Shares to Be Fully Paid	33
Section 4.05. Effect of Reclassification, Consolidation, Merger or Sale	33
Section 4.06. Certain Covenants	35
Section 4.07. Responsibility of Trustee	36
Section 4.08. Notice to Noteholders Prior to Certain Actions	36
Section 4.09. Shareholder Rights Plans	37

Page
ARTICLE 5
Repurchase of Notes at Option of Noteholders

Section 5.01. Repurchase at Option of Noteholders Upon a Fundamental Change	37
Section 5.02. Withdrawal of Fundamental Change Repurchase Notice	39
Section 5.03. Deposit of Fundamental Change Repurchase Price	40

ARTICLE 6
Supplemental Indentures

Section 6.01. Supplemental Indentures Without Consent of Noteholders	41
Section 6.02. Amendments or Supplemental Indentures with Consent of Noteholders	42
Section 6.03. Effect of Amendments or Supplemental Indentures	43
Section 6.04. Notation on Notes	43
Section 6.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee	44

ARTICLE 7
Consolidation, Merger, Sale, Conveyance And Lease

Section 7.01. Company May Consolidate, Etc. On Certain Terms	44

ARTICLE 8
Miscellaneous Provisions

Section 8.01. Governing Law	45
Section 8.02. No Security Interest Created	45
Section 8.03. Table of Contents, Headings, Etc.	45
Section 8.04. Scope of First Supplemental Indenture	45
Section 8.05. Execution in Counterparts	45

Exhibit A	Form of Note
Exhibit B	Form of Conversion Notice
Exhibit C	Form of Option to Elect Repayment Upon a Fundamental Change
Schedule A	Table of Additional Shares
Schedule B	Schedule of Changes to Principal Amount

     FIRST SUPPLEMENTAL INDENTURE, dated as of October 11, 2007 (this “First Supplemental Indenture”), between MOLINA HEALTHCARE, INC. a Delaware corporation (the “Company”) and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as trustee (the “Trustee”).
WITNESSETH
     WHEREAS, the Company and the Trustee have duly executed and delivered an Indenture, dated as of October 11, 2007 (the “Indenture”), providing for the authentication, issuance, delivery and administration of unsecured notes, debentures or other evidences of indebtedness to be issued in one or more series by the Company (the “Securities”);
     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities to be issued under the Indenture, as supplemented hereby, in an aggregate principal amount of up to $175,000,000 (or up to $200,000,000, if the underwriters exercise in full their over-allotment option as set forth in the Underwriting Agreement) which may be authenticated and delivered as provided in the Indenture;
     WHEREAS, the Company desires to supplement the provisions of the Indenture to provide for the issuance of the Notes under the terms of the Indenture as supplemented hereby;
     WHEREAS, Section 901(g) of the Indenture expressly permits the Company and the Trustee to enter into one or more supplemental indentures for the purposes of establishing the forms and terms of Notes to be issued under the Indenture without the consent of the Noteholders of any Notes then outstanding;
     WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee this First Supplemental Indenture; and
     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee mutually covenant and agree as follows:
ARTICLE 1
Definitions
     Section 1.01. All terms contained in this First Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Indenture. In the event of any inconsistency between the Indenture and this First Supplemental

Indenture, this First Supplemental Indenture shall govern. The words “herein,” “hereof,” “hereunder,” and words of similar import shall refer to this First Supplemental Indenture.
Section 1.02. Unless the context otherwise requires, the following terms shall have the following meanings:
     (a) Definitions.
     “Additional Shares” shall have the meaning specified in Section 4.01(d)(ii).
     “Adjustment Determination Date” shall have the meaning specified in Section 4.03(i).
     “Adjustment Event” shall have the meaning specified in Section 4.03(i).
     “Applicable Price” means the price paid per share of Common Stock in connection with a Make-Whole Change of Control pursuant to which Additional Shares shall be added to the Conversion Rate for Notes converted pursuant to Section 4.01(d) hereof, which shall be equal to (i) if holders of Common Stock receive only cash in such Make-Whole Change of Control, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days immediately preceding the related Conversion Date for such Notes.
     “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
     “Change of Control” means the occurrence after the original issuance of the Notes of any of the following events:
     (i) any Person or group (within the meaning of Section 13(d) of the Exchange Act) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such Person or group has become the direct or indirect “beneficial owner” through a purchase, merger or other acquisition transaction or series of transactions, of shares of Common Stock entitling that Person or group to exercise 50% or more of the total voting power of all shares of the Common Stock that are entitled to vote generally in elections of directors; or
     (ii) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of the Company entitled to vote for members of the Board of Directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); provided, however, that notwithstanding any of the foregoing, transfers of Equity Interests among members of the Molina Family and/or trusts beneficially owned by any member of the Molina Family shall not be considered a Change of Control hereunder; or
     (iii) consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of the Company or any sale or lease or other transfer of the consolidated assets of the Company and its subsidiaries substantially as an entirety) or a series of related transactions or events pursuant to which 50% or more of Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property; or
     (iv) during any period of 12 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors).
     For purposes of this definition, whether a Person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     “close of business” means 5:00 p.m. (New York City time).

     “Closing Sale Price” means, with respect to the Common Stock or any other security for which a Closing Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or such other security (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or such other security is traded. If the Common Stock or such other security is not listed or traded on a U.S. national or regional securities exchange, the Closing Sale Price shall be determined by the last quoted bid price per share of Common Stock or such other security in the over-the-counter market on any date, as reported by the National Quotation Bureau or similar organization. In absence of such quotation, the Closing Sale Price shall be determined by a nationally recognized independent investment banking firm selected from time to time by the Board of Directors of the Company for that purpose. The Closing Sale Price shall be determined without reference to extended or after hours market trading.
     “Common Stock” shall mean, subject to Section 4.05, shares of common stock of the Company, par value $0.001 per share, at the date of this First Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Conversion Agent” shall have the meaning specified in Section 2.04.
     “Conversion Date” shall have the meaning specified in Section 4.02(c).
     “Conversion Obligation” shall have the meaning specified in Section 4.01(a).
     “Conversion Period” means, in connection with any Notes surrendered for conversion, (i) with respect to any Conversion Date occurring during the period beginning on the 25th Scheduled Trading Day prior to the maturity date of the Notes, the twenty (20) consecutive VWAP Trading Day period beginning on and including the 22nd Scheduled Trading Day prior to the maturity date of the Notes (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day); and (ii) in all other instances, the twenty (20) consecutive VWAP Trading Day period beginning on and including the third VWAP Trading Day following the Conversion Date.

     “Conversion Price” means as of any date $1,000 divided by the Conversion Rate as of such date.
     “Conversion Rate” shall have the meaning specified in Section 4.01(a).
     “Conversion Settlement Date” shall have the meaning specified in Section 4.02(c).
     “Current Market Price” means, in respect of shares of Common Stock on any day and in respect of an issuance or distribution on the Common Stock, the average of the Closing Sale Prices per share of Common Stock or the security issued or distributed on the Common Stock for each of the ten consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to such issuance or distribution requiring such computation, except that if any other issuance, distribution, subdivision or combination of the Common Stock to which a Conversion Rate adjustment pursuant to Section 4.03 would apply during such consecutive Trading Day period, the “Current Market Price” shall be calculated for such period in a manner determined by the Company to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price during such period.
     “Custodian” means U.S. Bank National Association, as custodian for The Depository Trust Company, with respect to the Notes in global form, or any successor entity thereto.
     “Daily Conversion Value” means, for each of the 20 consecutive VWAP Trading Days during the Conversion Period, one-twentieth (1/20) of the product of (a) the applicable Conversion Rate on such day and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 4.05) on such day, as determined by the Company.
     “Daily Settlement Amount” shall have the meaning specified in Section 4.02(a).
     “Daily VWAP” for the Common Stock (or the Reference Property pursuant to Section 4.05) means, for each of the 20 consecutive VWAP Trading Days during the Conversion Period, in case of the Common Stock, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page MOH.UQ <equity> AQR in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading on such market on such VWAP Trading Day, or if such volume-weighted average price is unavailable, or in the case of the Reference Property, the market value of one share of Common Stock (or of such Reference Property) on such VWAP Trading Day as the Board of Directors determines in good faith using, if reasonably practicable, a volume-weighted method.

     “Distributed Property” shall have the meaning specified in Section 4.03(c).
     “Effective Date” shall have the meaning specified in Section 4.01(d)(ii).
     “Ex-Dividend Date” means, with respect to any dividend, issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “Expiration Time” shall have the meaning specified in Section 4.03(e).
     “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.
     “Fiscal Quarter” shall have the meaning specified in Section 4.01(a)(i).
     “Fundamental Change” means the occurrence of (a) a Change of Control or (b) a Termination of Trading.
     “Fundamental Change Expiration Time” shall have the meaning specified in Section 5.01(b).
     “Fundamental Change Notice” shall have the meaning specified in Section 5.01(b).
     “Fundamental Change Repurchase Date” shall have the meaning specified in Section 5.01(a).
     “Fundamental Change Repurchase Notice” shall have the meaning specified in Section 5.01(a)(i).
     “Fundamental Change Repurchase Price” shall have the meaning specified in Section 5.01(a).

     “Global Security” shall mean a Security issued in Global Form, as specified and contemplated by Section 2.01 of the Indenture.
     “Indebtedness” shall mean, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by debentures or similar instruments, and all commitment, stand by and other fees due and payable to financial institutions with respect to credit facilities available to such Person) or evidenced by bonds, debentures, or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services); (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances; (c) all obligations and liabilities (contingent or otherwise) in respect of leases of real or personal property or other assets of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person; (d) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to assure a creditor against loss in respect of indebtedness of another Person of the kind described in clauses (a) through (c); (e) any indebtedness described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property that is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and (f) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (e).
     “Interest Payment Date” means each April 1 and October 1 of each year, beginning in April 1, 2008.
     “Issue Date” means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.
     “Make-Whole Change of Control” means either (i) the effective date of a Change of Control described in clause (iv) in the definition thereof or (ii) a Change of Control described in clause (i), (ii) or (iii) in the definition thereof in connection with which any of the consideration received consists of cash, securities or other property (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) that are not, or upon issuance will not be, traded on the New York Stock Exchange or Nasdaq Global Select Market, in each case occurring prior to the Maturity Date.

     “Measurement Period” shall have the meaning specified in Section 4.01(a)(ii).
     “Merger Event” shall have the meaning specified in Section 4.05.
     “Molina Family” means Mary R. Molina, Joseph M. Molina, Mary Martha Bernadett, M.D., John C. Molina, Janet M. Watt and Josephine M. Molina-Battiste, and the spouses, natural and legal issue and other descendants and the stepchildren (including the natural and legal issue of the stepchildren) of any of the above-named persons.
     “Net Reference Property Amount” shall have the meaning specified in Section 4.05(c)(ii).
     “Net Share Amount” shall have the meaning specified in Section 4.02(a)(ii).
     “Net Shares” shall have the meaning specified in Section 4.02(a)(ii).
     “Note” or “Notes” shall mean any Note or Notes, as the case may be, authenticated and delivered under this First Supplemental Indenture.
     “Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Security Register.
     “Notice of Conversion” shall have the meaning specified in Section 4.02(b).
     “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, which is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 102 of the Indenture if and to the extent required by the provisions of such Section.
     “outstanding” when used with reference to Notes, shall, subject to the provisions of Section 6.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
     (i) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
     (ii) Notes, or portions thereof, for the payment repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

     (iii) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 306 of the Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and
     (iv) Notes converted pursuant to Article 4.
     “Principal Return” shall have the meaning specified in Section 4.02(a)(i).
     “Purchased Shares” shall have the meaning specified in Section 4.03(e)(i).
     “Reference Property” shall have the meaning specified in Section 4.05(b).
     “Scheduled Trading Day” shall mean a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange on which the Common Stock is listed or admitted to trading.
     “Significant Subsidiary” means, with respect to any person, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X of the Securities and Exchange Commission.
     “Termination of Trading” means any time that the Common Stock is not listed for trading on The New York Stock Exchange or the NASDAQ Global Select Market.
     “Trading Day” means, with respect to the Common Stock, a day (i) during which trading in securities generally occurs on The New York Stock Exchange, or if the Common Stock is not then listed on The New York Stock Exchange, the principal other United States national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) on which a Closing Sale Price for the Common Stock may be obtained.
     “Trading Price” means, with respect to each $1,000 principal amount of Notes (as used in this definition, a “Note”) as of any date (each such date a “date of determination”), the average of the secondary market bid quotations per Note obtained by the Trustee for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one such bid for

$5,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price of a Note will be deemed to be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Closing Sale Price on such date of determination.
     “Trigger Event” shall have the meaning specified in Section 4.03(c).
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this First Supplemental Indenture was executed.
     “Underwriters” means Citigroup Global Markets Inc., UBS Securities LLC and Bear Stearns & Co. Inc.
     “Underwriting Agreement” means that certain Underwriting Agreement, dated as of October 4, 2007, between the Company and the Underwriters.
     “VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
     “VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.
ARTICLE 2
General Terms and Conditions of the Notes
     Section 2.01. Designation, Form and Dating. The Notes shall be a series of senior unsecured notes and are hereby authorized and designated as “3.75% Convertible Senior Notes due 2014.”
     The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Company officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this First Supplemental Indenture, the Indenture, or as may be required by the Trustee, the Depository, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.
     Subject to Section 2.06 hereof, so long as the Notes are eligible for book-entry settlement with the Depository, or unless otherwise required by law, or otherwise contemplated by the Indenture, all of the Notes will be represented by one or more Global Securities. The transfer and exchange of beneficial interests in any such Global Security shall be effected through the Depository in accordance with this First Supplemental Indenture and the applicable procedures of the Depository.
     Each Global Security shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Notes.
     Section 2.02. Stated Maturity; Interest. The maturity of the Notes shall be October 1, 2014 (the “Stated Maturity”). The Notes bear interest at the rate of 3.75% per year from the Issue Date, or from the most recent date to which interest had been paid or provided for. Interest is payable semi-annually in arrears on each Interest Payment Date, commencing on April 1, 2008. The Regular Record Date for each Interest Payment Date shall be the first day of the calendar month on which such Interest Payment Date falls. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.
     Section 2.03 . Limit on Amount of Series. The aggregate principal amount of Notes which may be authenticated and delivered under this First Supplemental Indenture is limited to $175,000,000 (or $200,000,000 if the underwriters exercise in full their over-allotment option as set forth in the Underwriting Agreement).
     Section 2.04. Registrar, Paying Agent, Conversion Agent and Trustee. In addition to Section 1002 of the Indenture, the Company shall maintain an office or agency where Notes may be presented for conversion (the “Conversion Agent”), which shall initially be the Trustee.
     Section 2.05. Conversion Agent to Hold Shares in Trust. The Company shall require each Conversion Agent other than the Trustee to agree in writing that the Conversion Agent will hold in trust for the benefit of Noteholders or the Trustee all shares of Common Stock held by the Conversion Agent for the delivery of Common Stock when due upon conversion, and will notify the Trustee of any default by the Company in making any such delivery. While any such default continues, the Trustee may require a Conversion Agent to deliver all shares of Common Stock held by it to the Trustee. The Company at any time may require a Conversion Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all shares held by it as Conversion Agent. If not already serving in such capacity, upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Securities.
     Section 2.06. Global Securities.
     (a) Notwithstanding any other provisions of this First Supplemental Indenture, the Indenture or the Notes, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 305 of the Indenture and this Section 2.06. A Global Security may not be transferred, in whole or in part, to any Person other than the Depository or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (a) shall not prohibit any transfer of a Note that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Note to any Person shall be effective under this First Supplemental Indenture unless and until such Note has been registered in the name of such Person.
     (b) Notwithstanding any other provisions of this First Supplemental Indenture, the Indenture or the Notes, a Global Security shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depository or one or more nominees thereof, provided that a Global Security may be exchanged for Notes registered in the names of any Person designated by the Depository in the event that (i) the Depository has notified the Company that it is unwilling or unable to continue as depository for such Global Security or the Depository ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days, (ii) the Company by notice to the Trustee elects to issue the Notes in definitive registered form in exchange for all or any part of the Notes represented by the Global Security or (iii) there is or continues to be an Event of Default and the Registrar receives notice from the Depository for the issuance of definitively registered Notes in exchange for the Global Security. Any Global Security exchanged pursuant to clause (a) above shall be so exchanged in whole and not in part. Any Note issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Note so issued that is registered in the name of a Person other than the Depository or a nominee or successor thereof shall not be a Global Security.

     (c) Notes issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Global Security or portion thereof to be so exchanged and shall be registered in such names and be in such authorized denominations as the Depository shall designate. Any Global Security to be exchanged in whole shall be surrendered by the Depository to the Trustee or the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depository or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depository or an authorized representative thereof.
     (d) Subject to the provisions of Section 2.06(f) below, the registered Noteholder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Noteholder is entitled to take under this First Supplemental Indenture or the Notes.
     (e) In the event of the occurrence of any of the events specified in Section 2.06(b) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.
     (f) Neither any members of, or participants in, the Depository (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this First Supplemental Indenture with respect to any Global Security registered in the name of the Depository or any nominee thereof, or under any such Global Security, and the Depository or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Noteholder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or such nominee, as the case may be, or (ii) impair, as between the Depository, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

ARTICLE 3
Remedies and Defaults
     Section 3.01. Additional Events of Default. Pursuant to Section 501 and Section 301(b)(15) of the Indenture, in addition to the Events of Default set forth in the Indenture, the following (without duplication to those set forth in the Indenture) shall constitute Events of Default with respect to the Notes:
     (a) failure to pay when due, upon conversion of the Notes, in accordance with the Indenture and the First Supplemental Indenture, the Principal Return in cash, together with any cash in lieu of fractional shares as required under Section 4.02, or to deliver when due the Net Shares, upon conversion of a Notes, and such failure continues for 5 days; or
     (b) a default in the payment of the Fundamental Change Repurchase Price in respect of any Note on the Fundamental Change Repurchase Date in accordance with the provisions of Section 5.01; or
     (c) one or more judgments or orders that exceed $5 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments have become final and nonappealable; or
     (d) any Event of Default shall have occurred in respect of the Company’s, or any of its Significant Subsidiaries’ Indebtedness (including Indebtedness guaranteed by the Company or a Significant Subsidiary but excluding any Indebtedness that expressly provides that such Indebtedness is junior or subordinated to the Notes), and, as a result, an aggregate principal amount exceeding $5.0 million of such Indebtedness is accelerated prior to its scheduled maturity and such acceleration is not rescinded or annulled within 30 days after the Company receives written notice; or
     (e) failure on the part of the Company to provide a written notice of a Fundamental Change in accordance with Section 5.01.
     Section 3.02. Failure To File Reports. Notwithstanding anything to the contrary in the Indenture or this First Supplemental Indenture, to the extent elected by the Company as a remedy pursuant to this Section 3.02 in the manner set forth under Section 3.03 below, the sole remedy for an Event of Default set forth in the Indenture or this First Supplemental Indenture, above relating to any failure to comply with the requirements of Section 703 of the Indenture or Section 314(a)(1) of the Trust Indenture Act shall, for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right to receive an extension fee on the Notes in an amount equal to 0.25% of the principal amount of the Notes. If the Company so elects, the extension fee shall be payable on all outstanding Notes on the date on which an Event of Default relating to a failure to comply with the reporting obligations in the Indenture first occurs, which will be the 60th day after written notice to the Company of the Company’s failure to so comply as described under Section 501(a)(4) of the Indenture. On the 120th day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 120th day), the Notes shall be subject to acceleration as provided in this Article V of the Indenture. The provisions of this Section 3.02 shall not affect the rights of Noteholders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the extension fee upon an Event of Default in accordance with this Section 3.02, the Notes shall be subject to acceleration as provided in Article V of the Indenture.
     Section 3.03. Extension Fee. In order to elect to pay the extension fee as the sole remedy during the first 120 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in the Indenture in accordance with Section 3.02, the Company must notify all Noteholders and the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default occurs, which will be the 60th day after written notice to the Company of its failure to so comply as described under Section 3.02 above.
ARTICLE 4
Conversion of Notes
     Section 4.01. Conversion Privilege.
     (a) At any time prior to July 1, 2014, subject to the conditions described below, and upon compliance with the provisions of this Article 4, a Noteholder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note into cash and fully paid shares of Common Stock, if any, based on a rate (the “Conversion Rate”) of 21.3067 shares of Common Stock (subject to adjustment as provided in this First Supplemental Indenture) per $1,000 principal amount Note (the “Conversion Obligation”) under the circumstances set forth below. In addition, on or after July 1, 2014, a Noteholder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note, at any time prior to the close of business on the Scheduled Trading Day immediately preceding the maturity date, into cash and fully paid shares of Common Stock, if any, regardless of the conditions described below.
     (i) Prior to July 1, 2014, the Notes shall be convertible during any fiscal quarter of the Company (a “Fiscal Quarter”)(and only during such Fiscal Quarter) after the quarter ending December 31, 2007, if the Closing Sale Price of the Common Stock for each of at least 20 Trading

Days in the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding Fiscal Quarter was greater than or equal to 120% of the Conversion Price in effect on such 30th Trading Day.
     (ii) Prior to July 1, 2014, the Notes shall be convertible during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes for each trading day of such Measurement Period was less than 98% of the product of the Closing Sale Price on such date and the Conversion Rate on such date, all as determined by the Trustee, as provided below. The Trustee shall have no obligation to determine the Trading Price of the Notes unless requested by the Company to do so in writing, and the Company shall have no obligation to make such request unless a Noteholder of at least $1,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price of the Notes would be less than 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Closing Sale Price at such time, at which time the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Note is greater than or equal to 98% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Closing Sale Price on such date.
     (iii) The Notes shall also be convertible as provided in Section 4.01(b), Section 4.01(c), and Section 4.01(d).
     (b) In the event that the Company elects to:
     (i) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the record date for such distribution, Common Stock at a price less than the Closing Sale Price of the Common Stock for the Trading Day immediately preceding the announcement of such distribution; or
     (ii) distribute to all holders of Common Stock, assets or debt securities of the Company or rights to purchase the Company’s securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 5% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, then, in each case, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of such right, which shall be not less than 25 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the date the Company announces that such distribution will not take place. Notwithstanding the foregoing, the Notes will not be convertible pursuant to clauses (i) or (ii) above if the Company provides that Noteholders shall participate in such distribution without conversion.
     (c) In the event that the Company is a party to a transaction or event (including, without limitation, any consolidation, merger or binding share exchange) pursuant to which all shares of the Common Stock would be converted into or exchanged for cash, securities or other property, a Noteholder may surrender Notes for conversion at any time from and after the date that is 20 days prior to the anticipated effective date of the transaction until 20 days after the actual effective date of such transaction (or, if such transaction or event also constitutes a Fundamental Change, until the Fundamental Change Repurchase Date), unless such transaction constitutes a Make-Whole Change of Control (in which case the Notes will instead be convertible in accordance with Section 4.01(d) below). The Company shall notify Noteholders and the Trustee (whether or not such transaction also constitutes a Make-Whole Change of Control) at the same time the Company publicly announces such transaction (but in no event less than 20 days prior to the effective date of such transaction). Following the effective date of such transaction, the right to convert the Notes at the Conversion Rate, and the settlement thereof, shall be modified as set forth under Section 4.05.
(d) (i) In the event that a Make-Whole Change of Control occurs on or prior to the maturity date, a Noteholder may surrender Notes for conversion at any time from and after the date that is 25 Scheduled Trading Days before the anticipated effective date of such Make-Whole Change of Control until the Fundamental Change Repurchase Date. The Company shall give notice to all record Noteholders and the Trustee at least 25 Scheduled Trading Days prior to the anticipated effective date of the Make-Whole Change of Control.
     (ii) If a Noteholder elects to convert Notes (regardless of whether the other conditions to conversion have been satisfied) at any time from and after the date that is 25 Scheduled Trading Days prior to the anticipated effective date of the transaction (in the case of a Change of Control described in clause (iii) of the definition thereof) or commencing on the actual effective date (in the case of a Change of Control described in clause (i), (ii) and (iv) of the definition thereof) until 20 days after the actual effective date of such Make-Whole Change of Control (the “Effective Date”), the Conversion Rate applicable to each $1,000 principal amount of converted Notes shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below.
     The number of Additional Shares to be added to each $1,000 principal amount of Notes converted shall be determined by reference to the table attached as Schedule A hereto, based on the related Conversion Date of such Notes and the

Applicable Price; provided that if the actual Applicable Price is between two Applicable Price amounts in the table or the Conversion Date is between two Conversion Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Applicable Price amounts and the two nearest Conversion Dates, as applicable, based on a 365-day or 366-day year; provided further that if the Applicable Price is in excess of $120.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 4.03), no Additional Shares will be added to the Conversion Rate; and provided that if the Applicable Price is less than $34.51 per share (subject to adjustment in the same manner as set forth in Section 4.03), no Additional Shares will be added to the Conversion Rate. In no event will Additional Shares be added to the Conversion Rate to cause the Conversion Rate to exceed 28.9771 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 4.03).
     The Applicable Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted. The adjusted Applicable Prices shall equal the Applicable Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Applicable Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 4.03 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).
     Settlement of Notes tendered for conversion in connection with a Make-Whole Change of Control as provided in this subsection, shall be as follows:
     (i) if the last day of the Conversion Period related to such Notes is prior to the third Scheduled Trading Day immediately preceding the anticipated Effective Date, the Company shall pay the Principal Return in cash (together with cash in lieu of fractional shares) and deliver the Net Shares, if any, all determined in accordance with Section 4.02(b) below, on the third Business Day immediately following the last day of the Conversion Period related to such Notes; provided that the calculation of such Principal Return and Net Shares shall not include any Additional Shares to be added to the Conversion Rate as set forth in this subsection. As soon as practicable following the Effective Date, the Company shall deliver the increase in such amount of cash and, if applicable, the Common Stock or Reference Property deliverable in lieu of the Common Stock, if any, as the case may be, for such Notes as if the Conversion Rate had been increased by the number of Additional Shares to be added to the Conversion Rate pursuant to this subsection. If such increased amount results in an increase to the Principal Return (determined in accordance with Section 4.02(b) below, but based on such increased Conversion Rate)

as compared to the Principal Return calculated without such Additional Shares, the Company shall pay, promptly following the Effective Date, such increase to the Principal Return in cash. In addition, if such increased amount results in an increase to the number of Net Shares (determined in accordance with Section 4.02(b), but based on such increased Conversion Rate) as compared to the number of Net Shares calculated without such Additional Shares, the Company shall deliver, promptly following the Effective Date, such increase to the number of Net Shares (and pay, in lieu of any fractional shares, cash based on the Daily VWAP of the Common Stock on the last day of the applicable Conversion Period). Any such Net Shares delivered following the Effective Date shall be subject to Section 4.05. In no event shall the Company pay such increase to the Principal Return, or deliver such increase to the number of Net Shares or Reference Property deliverable in lieu of the Common Stock, if any, if the Make-Whole Change of Control never becomes effective.
     (ii) if the last day of the Conversion Period related to such Notes is on or after the third Scheduled Trading Day immediately preceding the anticipated Effective Date, the Company shall pay the Principal Return in cash (together with cash in lieu of fractional shares) and deliver the Net Shares, if any, all in accordance with Section 4.02(b) below (such determination, for the avoidance of doubt to include the number of Additional Shares to be added to the Conversion Rate as set forth in this subsection), on the later to occur of (a) the Effective Date and (b) the third Business Day immediately following the last day of the applicable Conversion Period relating to such Notes. Any such Net Shares delivered following the Effective Date shall be subject to Section 4.05.
     Notwithstanding the foregoing, if the consideration for the Company’s Common Stock in a Make-Whole Change of Control is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Change of Control, the conversion obligation of the Company will be calculated based solely on the Applicable Price for the transaction and will be deemed to be an amount equal to the applicable Conversion Rate (including any adjustment) multiplied by such Applicable Price. In such event, the Conversion Obligation will be determined and paid to Noteholders in cash on the third Trading Day following surrender of the Notes for conversion.
     Section 4.02. Conversion Procedure.
     (a) Upon conversion of any Note, subject to this Section 4.02 and Section 4.01 and Section 4.05, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes in cash and shares of fully paid Common Stock, if applicable, by delivering, no later than the third Trading Day immediately following the last day of the applicable

Conversion Period, the aggregate Daily Settlement Amount for each of the 20 VWAP Trading Days during the Conversion Period for such Notes.
     The “Daily Settlement Amount,” for each $1,000 principal amount of Notes and each of the 20 VWAP Trading Days in the Conversion Period for such Notes, shall consist of:
     (i) cash in an amount equal to the lesser of $50 and the Daily Conversion Value relating to such day (the sum of such cash amount for each of the 20 VWAP Trading Days, the “Principal Return”);
     (ii) to the extent the Daily Conversion Value exceeds $50, a number of shares of the Common Stock equal to the excess of the Daily Conversion Value over $50, divided by the Daily VWAP of the Common Stock (or the Reference Property) on that VWAP Trading Day (the sum of such shares for each of the 20 VWAP Trading Days, the “Net Shares”); and
     (iii) The Company shall pay an amount in cash, in lieu of any fractional shares of Common Stock issuable in connection with payment of the Net Shares based upon the Daily VWAP per share of the Common Stock on the last day of the applicable Conversion Period.
     The Daily Conversion Value and the Daily Settlement Amount shall be determined by the Company promptly following the last day of the Conversion Period.
     (b) Before any holder of a Note shall be entitled to convert the same as set forth above, such holder shall (1) in the case of a Global Note, comply with the procedures of the Depository in effect at that time and furnish appropriate endorsement and transfer documents, and (2) in the case of a Note issued in certificated form, surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, and give irrevocable written notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (a “Notice of Conversion”) at said office or place that such holder elects to convert the same and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for the Net Shares, if any, included upon settlement the Conversion Obligation, if any, to be registered. No Notice of Conversion with respect to any Notes may be tendered by a holder thereof if such holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 5.02.
     If more than one Note shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes, if any,

that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
     (c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the holder has complied with the requirements set forth in clause (b). Except as provided in Section 4.01(d), payment of the cash and Net Shares, if any, in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the third Business Day following the last day of the Conversion Period (the “Conversion Settlement Date”) by paying in cash the Principal Return (together with any cash in lieu of fractional shares) to the holder of a Note surrendered for conversion, or such holder’s nominee or nominees, and issue, or cause to be issued, and deliver to the Conversion Agent or to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the Depository for the number of full shares of Common Stock equal to the Net Shares, if any, to which such holder shall be entitled as part of such Conversion Obligation.
     (d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.
     (e) If a holder submits a Note for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the holder shall pay any such tax which is due because the holder requests any Net Shares to be issued in a name other than the holder’s name. The Trustee may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
     (f) Except as provided in Section 4.03, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article.
     (g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

     (h) (i) Noteholders at the close of business on a record date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on such record date. Notes surrendered for conversion during the period from the close of business on any record date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the Notes; provided, however, that no such payment need be made (1) with respect to any conversion following the record date immediately preceding the maturity date, (2) if the Company has specified a Fundamental Change Repurchase Date following a Fundamental Change that is after a record date but on or prior to the next succeeding Interest Payment Date or (3) if any overdue interest exists at the time of conversion with respect to such Note, only to the extent of such overdue interest. Except as described above, no payment or adjustment will be made for accrued interest on converted Notes.
     (ii) The Person in whose name the certificate for shares of Common Stock is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Notes shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Notes, such Person shall no longer be a Noteholder.
     Section 4.03. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, or shall effect a subdivision into a greater number of shares of Common Stock or combination into a lesser number of shares of Common Stock, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend, or the date on which such subdivision or combination becomes effective, as the case may be, by a fraction,
     (i) the numerator of which shall be the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event; and

     (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date, or the date on which such subdivision or combination becomes effective, as the case may be, such increase to become effective immediately prior to the Ex-Dividend Date for such determination or the date any such subdivision or combination becomes effective, as the case may be.
     (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them, for a period expiring within forty-five (45) days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the average Closing Sale Price of the Common Stock for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the date such issuance is announced, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution by a fraction,
     (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date plus the total number of additional shares of Common Stock offered for subscription or purchase or issuable pursuant to such rights or warrants, and
     (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date plus the quotient obtained by dividing (x) the aggregate price payable to exercise such rights or warrants, by (y) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the Ex-Dividend Date.
Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if no adjustment to the Conversion Rate pursuant to this Section 4.03(a) had been made.
     (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company (other than Common Stock as covered by Section 4.03(a)) or evidences of its indebtedness, cash or other assets (including securities, but excluding dividends and distributions covered by Section 4.03(b), Section 4.03(d) or Section 4.03(e)) (any of such shares of Capital Stock, indebtedness, cash or other property hereinafter in this Section 4.03(c)) called the “Distributed Property”)), then, in each such case the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the Ex-Dividend Date relating to any such distribution of Distributed Property by a fraction,
     (i) the numerator of which shall be the Current Market Price on such Ex-Dividend Date; and
     (ii) the denominator of which shall be the Current Market Price on such Ex-Dividend Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Ex-Dividend Date of the portion of the Distributed Property so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the Ex-Dividend Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Ex-Dividend Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive, for each $1,000 principal amount of Notes upon conversion, the amount of Distributed Property such holder would have received had such holder owned an amount of shares of Common Stock equal to the Conversion Rate on the date immediately preceding the Ex-Dividend Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 4.03(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Ex-Dividend Date.
     Notwithstanding the foregoing, if the Distributed Property distributed by the Company to all holders of its Common Stock consists of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company that are, or, when issued, will be, traded on a U.S. securities exchange, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the tenth Trading Day immediately following the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted by a fraction,

     (i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Capital Stock or equity interest applicable to one share of Common Stock for the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted plus (B) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted; and
     (ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted, such adjustment to become effective immediately prior to the opening of business on the date “ex-distribution trading” commenced on The New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.
     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.03 (and no adjustment to the Conversion Rate under this Section 4.03 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.03(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution with respect to such rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.03 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     For purposes of this Section 4.03(c), Section 4.03(a), and Section 4.03(b), any dividend or distribution to which this Section 4.03(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 4.03(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants to which Section 4.03(a) or Section 4.03(b) applies (and any Conversion Rate adjustment required by this Section 4.03(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 4.03(a) and Section 4.03(b) with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding within the meaning of Section 4.03(a).
     (d) In case the Company shall, by dividend or otherwise, distribute exclusively cash to all holders of its Common Stock during any fiscal quarter then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution by a fraction,
     (i) the numerator of which shall be the Current Market Price on the Ex-Dividend Date; and
     (ii) the denominator of which shall be the Current Market Price on the Ex-Dividend Date minus the amount of cash so distributed applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Ex-Dividend Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current

Market Price on the Ex-Dividend Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the date immediately preceding the Ex-Dividend Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     For the avoidance of doubt, for purposes of this Section 4.03(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 4.03(d), references in this Section to one share of Common Stock or to the Current Market Price or Closing Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     (e) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of cash and any other consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the last reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect on the Trading Day immediately following such Expiration Time by a fraction,
     (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding, after giving effect to the purchase or exchange of shares of Common Stock pursuant to such tender offer or exchange offer, at the Expiration Time and the last reported sale price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

     (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the last reported sale price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
     (f) In addition to those required by clauses (a), (b), (c), (d) or (e) of this Section 4.03, to the extent permitted by law and subject to applicable rules of the New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for any period of at least 20 days; to the extent permitted by applicable law and subject to applicable rules of The New York Stock Exchange, the Company from time to time may also increase the Conversion Rate by any amount the Board of Directors deems advisable including such increases that would avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or would otherwise be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Note at his last address appearing on the Security Register provided for in Section 305 of the Indenture a notice of the increase at least fifteen days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (g) All calculations and other determinations under this Article 4 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 4.03.
     (h) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.

Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at his last address appearing on the Security Register provided for in Section 305 of the Indenture within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (i) In any case in which this Section 4.03 provides that an adjustment shall become effective immediately preceding (1) an Ex-Dividend Date for an event, (2) the Ex-Dividend Date with respect to a dividend or distribution pursuant to Section 4.03(a), (3) the Ex-Dividend Date with respect to a distribution of rights or warrants pursuant to Section 4.03(b), or (4) the Expiration Time, as the case may be, for any tender or exchange offer pursuant to Section 4.03(e), (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 4.03. For purposes of this Section 4.03(i)(i), the term “Adjustment Event” shall mean:
     (i) in any case referred to in clause (1) hereof, the occurrence of such event,
     (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,
     (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and
     (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
     (j) For purposes of this Section 4.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (k) Notwithstanding any provision in the Indenture or this First Supplemental Indenture, the Company shall not be required to make any adjustments to the Conversion Rate for any of the transactions or events described in this Section 4.03 if the Company makes provision for the Noteholders to participate in any such transaction or event without conversion of any Notes on a basis and with notice that the Board of Directors determines to be fair and appropriate.
     Section 4.04. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.
     Section 4.05. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person, or (iii) any sale, lease, transfer or conveyance of all or substantially all of the properties and assets of the Company and its Subsidiaries substantially as an entirety to any other Person, in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof)(any such event a “Merger Event”), then:
     (a) the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 6.01(a) providing for the conversion and settlement of the Notes as set forth in this First Supplemental Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including, to the extent required by the Board of Directors, the provisions providing for the repurchase rights set forth in Article 5 herein.
     In the event the Company shall execute a supplemental indenture pursuant to this Section 4.05, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of shares of stock or other securities or property (including cash) that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders.
     (b) Notwithstanding the provisions of Section 4.02(a), and subject to the provisions of Section 4.01, at the effective time of such Merger Event, (i) the right to convert each $1,000 principal amount of Notes will be changed to a right to convert such Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) and (ii) the related Conversion Obligation shall be settled as set forth under clause (c) below. For purposes of determining the constitution of Reference Property, the kind and amount of consideration that a holder of Common Stock would have been entitled to in the case of recapitalizations, reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be (i) the weighted average of the kinds and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of the Common Stock affirmatively make such an election, the kinds and amounts of consideration actually received by such holders. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash and shares of Common Stock, as set forth in Section 4.01 and Section 4.02 prior to the effective date of any such Merger Event.
     (c) If the Notes shall be deemed to be convertible into Reference Property as set forth above, the related Conversion Obligation, with respect to each $1,000 principal amount of Notes tendered for conversion after the effective date of any such Merger Event, shall be settled in cash and units of Reference Property in accordance with Section 4.02 as follows:
     (i) The Daily Conversion Value for each day of the Conversion Period shall be based on the per unit value of the Reference Property on such day (including, subject to 4.01(d), any Additional Shares added to such Reference Property) as set forth in Section 4.02(a). Such per unit value shall be (A) for any shares of common stock that are included in the Reference Property, as set forth in the definition of “Common Stock” as if such shares were “Common Stock” using the procedures set forth in the definition of “Closing Sale Price” in Section 1.02; (B) for any other property (other than cash) included in the Reference Property, as determined in good faith by the Board of Directors or by a New York Stock Exchange member firm selected by the Board of Directors and (C) for any cash, the face amount of such cash.

     (ii) The Company shall pay in cash the Principal Return as set forth in Section 4.02(a), and an amount of Reference Property (the “Net Reference Property Amount”) determined in accordance with this clause (ii). The Net Reference Property Amount for each $1,000 principal amount of Notes shall be the sum of, for each of the 20 VWAP Trading Days in the Conversion Period for such Notes, an amount of units of Reference Property equal to (1) any excess of (a) the Daily Conversion Value on such Trading Day (determined in the same manner as set forth in Section 4.05(c)(i) above) over (b) $50, divided by (2) the per unit value of such Reference Property on such Trading Day.
     (d) Notwithstanding clause (c) above, if the Notes are tendered for conversion prior to the effective date of any such Merger Event pursuant to Section 4.01(d) above, and the Company shall be obligated to deliver any increase to the Daily Conversion Value in additional Net Shares following the effective date of such Merger Event, such additional Net Shares shall be delivered in the kind and amount of Reference Property as a holder of such additional Net Shares would have received in such Merger Event.
     (e) The Company shall cause notice of the execution of a supplemental indenture pursuant to this Section 4.05 to be mailed to each Noteholder, at his address appearing on the Security Register, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (f) The above provisions of this Section shall similarly apply to successive Merger Events.
     Section 4.06. Certain Covenants.
     (a) The Company shall not take any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes. The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.
     (b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
     (c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all shares of Common Stock issuable upon conversion of the Notes.
     Section 4.07. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 4.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 4.07, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 4.08. Notice to Noteholders Prior to Certain Actions. In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.03; or
     (b) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or
     (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the

Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;
the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at his address appearing on the Security Register, provided for in Section 305 of the Indenture of this Indenture, as promptly as possible but in any event at least twenty days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
     Section 4.09. Shareholder Rights Plans. Each share of Common Stock issued upon conversion of Notes pursuant to this Article 4 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that the holders of the Notes would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the Conversion Rate will be adjusted as provided in Section 4.03(c).
ARTICLE 5
Repurchase of Notes at Option of Noteholders
     Section 5.01. Repurchase at Option of Noteholders Upon a Fundamental Change.
     (a) If there shall occur a Fundamental Change at any time prior to maturity of the Notes, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes for cash, or any portion thereof that is a multiple of $1,000 principal amount, on the date

(the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty five (35) Business Days after the date of the Fundamental Change Repurchase Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). If such Fundamental Change Repurchase Date falls after a record date for the payment of interest and on or prior to the corresponding Interest Payment Date, the Company shall instead pay the principal amount to the Noteholders, and pay the full amount of accrued and unpaid interest, if any, payable on such Interest Payment Date to the holder of record of the Notes on the close of business on the corresponding record date. Repurchases of Notes under this Section 5.01 shall be made, at the option of the holder thereof, upon:
     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note prior to the close of business on the Fundamental Change Repurchase Date; and
     (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 5.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 5.01 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.
     Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Repurchase Notice contemplated by this Section 5.01 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 5.02 below.

     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
     (b) On or before the fifteenth day after the occurrence of a Fundamental Change, the Company shall mail to all holders of record of the Notes a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof. Such mailing shall be by first class mail. The Company shall also deliver a copy of the Fundamental Change Notice to the Trustee and cause a copy of such Fundamental Change Notice, or a summary of the information contained therein, to be published once in a newspaper of general circulation in The City of New York. Concurrently with the mailing of any Fundamental Change Notice, the Company shall issue a press release announcing such Fundamental Change referred to in the Fundamental Change Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Fundamental Change Notice or any proceedings for the repurchase of any Note that any Noteholder may elect to have the Company repurchase as provided in this Section 5.01.
     Each Fundamental Change Notice shall specify the circumstances constituting the Fundamental Change, the Fundamental Change Repurchase Date and the Fundamental Change Repurchase Price, that the holder must exercise the repurchase right on or prior to the close of business on the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”), that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time, a description of the procedure which a Noteholder must follow to exercise such repurchase right and to withdraw any surrendered Notes, the place or places where the holder is to surrender such holder’s Notes and the CUSIP number or numbers of the Notes (if then generally in use) and include a form of Fundamental Change Repurchase Notice.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 5.01.
     (c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date.
     Section 5.02. Withdrawal of Fundamental Change Repurchase Notice.
     (a) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in accordance with the Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day prior to the close of business on the Fundamental Change Repurchase Date, specifying:
     (i) the name of the holder,
     (ii) a statement that the holder is withdrawing its election to require us to purchase its Notes,
     (iii) the principal amount of the withdrawn Notes which must be an integral multiple of $1,000,
     (iv) if certificated Notes have been issued, the certificate number of the withdrawn Notes, and
     (v) the principal amount, if any, that remains subject to the Fundamental Change Repurchase Notice which must be an integral multiple of $1,000;
provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate Depository Procedures.
     Section 5.03. Deposit of Fundamental Change Repurchase Price.
     (a) On or prior to the Fundamental Change Repurchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 1003 of the Indenture) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the appropriate Fundamental Change Repurchase Price; provided that if such payment is to be made on the Fundamental Change Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 11:00 a.m. New York City time, on such date. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 5.01) and (y) the time of delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 5.01) by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Security Register, provided, however, that payments to the Depository shall be made by wire transfer of immediately available funds to the account of the Depository or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

     (b) If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the Fundamental Change Repurchase Date, then on and after the Business Day following the Fundamental Change Repurchase Date (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes, and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Notes.
ARTICLE 6
Supplemental Indentures
     Section 6.01. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time amend this First Supplemental Indenture or enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
(a) to make provision with respect to the conversion rights of the Noteholders pursuant to the requirements of Section 4.05;
(b) providing for the assumption of our obligations to the Noteholders in the case of a merger, consolidation, conveyance, sale, transfer or lease;
(c) to increase, from time to time, the Conversion Rate in the manner described in this First Supplemental Indenture;
(d) to add or modify any provision of this First Supplemental Indenture (not expressly addressed in this Section 6.01) which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of holders of the Notes in any material respect; or
(e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; provided that such modification or amendment does not, in the good faith opinion of the Company’s Board of Directors, adversely affect the interests of the holders of Notes in any material respect; provided further that any amendment made solely to conform the provisions of this First Supplemental Indenture to the “Description of the Notes” section of the Preliminary Prospectus Supplement, dated October 3, 2007, the Final Prospectus Supplement, dated October 4, 2007 and the accompanying Prospectus, dated November 23, 2005, in each case relating to the initial offering of the Notes, will not be deemed to adversely affect the interests of the holders of the Notes.
     Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of such amendment or supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such amendment or supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any amendment or supplemental indenture which affects the Trustee’s own rights, duties or immunities under this First Supplemental Indenture or otherwise.
     Any amendment or supplemental indenture authorized by the provisions of this Section 6.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 6.02.
     Section 6.02. Amendments or Supplemental Indentures with Consent of Noteholders. With the consent (evidenced as provided in Section 104 of the Indenture) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Section 104 of the Indenture), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time amend this First Supplemental Indenture or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this First Supplemental Indenture or any supplemental indenture or of modifying in any manner the rights of the Noteholders, provided, however, that no such amendment or supplemental indenture shall:
     (a) reduce the principal amount or any amount payable on repurchase or conversion of any Note;
     (b) impair the right to institute suit for the enforcement of any payment on or with respect to, or the conversion of, any Note;
     (c) except as otherwise permitted or contemplated by provisions of the Indenture, impair or adversely affect the conversion rights of holders of the Notes, including any change to the payment of the Principal Return or delivery of the Net Shares;
in each case without the consent or affirmative vote of the holder of each outstanding Note affected.
     Upon the written request of the Company, accompanied by a copy of the Board Resolutions authorizing the execution of any such amendment or supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such amendment or supplemental indenture unless such amendment or supplemental indenture affects the Trustee’s own rights, duties or immunities under this First Supplemental Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplemental indenture.
     It shall not be necessary for the consent of the Noteholders under this Section 6.02 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Section 6.03. Effect of Amendments or Supplemental Indentures. Any amendment or supplemental indenture executed pursuant to the provisions of this Article 6 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 6.03 shall not require such amendment or supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the First Supplemental Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such amendment or supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the First Supplemental Indenture has been qualified under the Trust Indenture Act. Upon the execution of any amendment or supplemental indenture pursuant to the provisions of this Article 6, this First Supplemental Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this First Supplemental Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment or supplemental indenture shall be and be deemed to be part of the terms and conditions of this First Supplemental Indenture for any and all purposes.
     Section 6.04. Notation on Notes. Notes authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to the provisions of this Article 6 may bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this First Supplemental Indenture contained in any such amendment or supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 611 of the Indenture) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

     Section 6.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 102 of the Indenture, upon its request, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 6.
ARTICLE 7
Consolidation, Merger, Sale, Conveyance And Lease
     Section 7.01. Company May Consolidate, Etc. On Certain Terms. Subject to the provisions of Section 4.05, the Company shall not, without the consent of holders of the Notes, consolidate with, merge with or into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of the Company and its subsidiaries substantially as an entirety to any Person, unless:
     (a) the Company is the surviving Person or the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases the assets and properties of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust organized under the laws of the United States or any of its political subdivisions;
     (b) such Person or surviving entity assumes all of the Company’s obligations under the Indenture and the First Supplemental Indenture and the Notes in a supplemental indenture hereto, executed and delivered to the Trustee by such Person;
     (c) if, as a result of such transactions, the Notes become convertible into common stock, securities or other property issued by any Person (other than the Person assuming the obligations under the Indenture and the First Supplemental Indenture pursuant to clause (b) above) pursuant to Section 4.05, such Person shall fully and unconditionally guarantees all the obligations of the Company or such successor under the Notes, the Indenture and the First Supplemental Indenture;
     (d) at the time of such transaction or series of transactions, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and
     (e) an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction or series of transactions comply with the provisions of the Indenture and First Supplemental Indenture, have been delivered to the Trustee.

ARTICLE 8
Miscellaneous Provisions
     Section 8.01. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.
     Section 8.02. No Security Interest Created. Nothing in this First Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
     Section 8.03. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 8.04. Scope of First Supplemental Indenture. Except as specifically supplemented and amended by this First Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect. The Indenture, as supplemented and amended by this First Supplemental Indenture and all other indentures supplemental hereto, is in all respects ratified and confirmed, and the Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.
     Section 8.05. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the date first above written.

MOLINA HEALTHCARE, INC.
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

EXHIBIT A
[FORM OF FACE OF NOTE]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

MOLINA HEALTHCARE, INC.
3.75% Convertible Senior Notes due 2014

No. 1	$175,000,000
CUSIP No. 60855R AA8
     Molina Healthcare, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture, as supplemented by the First Supplemental Indenture, referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of One Hundred Fifty Million Dollars (which amount may from time to time be increased or decreased to such other principal amounts by adjustments made on the records of the Trustee as set forth in Schedule B hereto, as Custodian of the Depository, in accordance with the rules and procedures of the Depository) on October 1, 2014.
     The Notes bear interest at the rate of 3.75% per year from the date of original issuance of the Notes, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date. Interest is payable semi-annually in arrears on each April 1 and October 1, commencing April 1, 2008, to holders of record at the close of business on the preceding March 15 and September 15, respectively.
     Payment of the principal of and interest accrued on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, interest may be paid by check mailed to such holder’s address as it appears in the Security Register; provided further, however, that, with respect to any Noteholder with an aggregate principal amount equal to or in excess of $2,000,000, at the request of such holder in writing to the Company, interest on such holder’s Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least two days prior to the applicable record date; provided that any payment to the Depository or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depository or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee) at least two days prior to the applicable record date.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash and Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture, as supplemented by the First Supplemental Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

MOLINA HEALTHCARE, INC.
By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture, as supplemented by the First Supplemental
Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]
MOLINA HEALTHCARE, INC.
3.75% Convertible Senior Notes due 2014
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.75% Convertible Senior Notes due 2014 (herein called the “Notes”), limited to the aggregate principal amount of $175,000,000 all issued or to be issued under and pursuant to an Indenture dated as of October 11, 2007 (herein called the “Indenture”), as supplemented by the First Supplemental Indenture, dated as of October 11, 2007 (herein called the “First Supplemental Indenture”), and as further amended and supplemented from time to time, between the Company and U.S. Bank National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture and the First Supplemental Indenture.
     In case an Event of Default, as defined in the Indenture and the First Supplemental Indenture, shall have occurred and be continuing, the principal of, and accrued and unpaid interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture and the First Supplemental Indenture.
     Subject to the terms and conditions of the Indenture and the First Supplemental Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the maturity date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture and the First Supplemental Indenture contain provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture and the First Supplemental Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the First Supplemental Indenture or of any other supplemental indenture or modifying in any manner the rights of the holders of the Notes;

provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 902 of the Indenture or any of the changes set forth in Section 6.02 of the First Supplemental Indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture and the First Supplemental Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and the First Supplemental Indenture and its consequences except as provided in the Indenture and the First Supplemental Indenture. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture and the First Supplemental Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
     No reference herein to the Indenture or the First Supplemental Indenture and no provision of this Note or of the Indenture or the First Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.
     Upon the occurrence of a “Fundamental Change,” the holder has the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid interest, to but excluding the date fixed for repurchase. The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifteenth day after the occurrence of such Fundamental Change.

     Subject to the provisions of the Indenture and the First Supplemental Indenture, the holder hereof has the right, at its option, on and after July 1, 2014, or earlier upon the occurrence of certain conditions specified in the First Supplemental Indenture and prior to the close of business on the business day immediately preceding the maturity date, to convert any Notes or portion thereof which is $1,000 or an integral multiple thereof, into cash and, if applicable, shares of Common Stock, in each case at a Conversion Rate specified in the First Supplemental Indenture, as adjusted from time to time as provided in the First Supplemental Indenture, upon surrender of this Note, together with a conversion notice as provided in the First Supplemental Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The initial Conversion Rate shall be [•] shares for each $1,000 principal amount of Notes. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the First Supplemental Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the First Supplemental Indenture.
     Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture and the First Supplemental Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.
     The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Note registrar shall be affected by any notice to the contrary. Notwithstanding the foregoing, the Indenture provides that following an event which, after notice or passage of time or both, would become a Default, owners of beneficial interests in a Global Note may directly enforce against the Company such owners’ right to exchange such beneficial interest for Notes in certificated form. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.
     No recourse for the payment of the principal of, or accrued and unpaid interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, the First Supplemental Indenture or any other indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     Terms used in this Note and defined in the Indenture or the First Supplemental Indenture are used herein as therein defined.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT

Custodian
(Cust)

TEN ENT — as tenants by the entireties

(Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)
Additional abbreviations may also be used
though not in the above list.

EXHIBIT B
[FORM OF CONVERSION NOTICE]
To: Molina Healthcare, Inc.
     The undersigned registered owner of this Note hereby irrevocably (subject to revocation as set forth in the First Supplemental Indenture) exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the First Supplemental Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, if any, together with any check in payment of the Principal Return (as defined in the First Supplemental Indenture) and for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.
Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

B-1

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $ ,000

Social Security or Other Taxpayer Identification Number

B-2

EXHIBIT C
[FORM OF OPTION TO ELECT REPAYMENT
UPON A FUNDAMENTAL CHANGE]
To: Molina Healthcare, Inc.
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Molina Healthcare, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the First Supplemental Indenture referred to in this Note, together with accrued and unpaid interest, if any, to, but excluding, such date, to the registered holder hereof.
Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number
Principal amount to be repaid (if less than all): $                    ,000
NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

SCHEDULE A
Applicable Price

Conversion Date	$34.51	$38.00	$41.50	$45.00	$48.50	$52.00	$55.50	$60.00	$70.00	$80.00	$100.00	$120.00

October 5, 2007	7.6704	6.8816	5.9458	5.2060	4.6113	4.1259	3.7243	3.3017	2.6201	2.1594	1.5796	1.2285
October 1, 2008	7.6704	6.6085	5.6459	4.8930	4.2944	3.8114	3.4162	3.0054	2.3559	1.9276	1.4017	1.0896
October 1, 2009	7.6704	6.3145	5.3140	4.5413	3.9354	3.4533	3.0645	2.6669	2.0548	1.6645	1.2013	0.9335
October 1, 2010	7.6704	5.9936	4.9394	4.1377	3.5197	3.0371	2.6555	2.2738	1.7081	1.3646	0.9759	0.7590
October 1, 2011	7.6704	5.6428	4.5090	3.6631	3.0259	2.5411	2.1683	1.8078	1.3038	1.0205	0.7228	0.5640
October 1, 2012	7.6704	5.2646	4.0048	3.0879	2.4199	1.9320	1.5739	1.2470	0.8353	0.6348	0.4486	0.3536
October 1, 2013	7.6704	5.0091	3.3773	2.3207	1.5955	1.1084	0.7869	0.5322	0.2887	0.2103	0.1537	0.1233
October 1, 2014	7.6704	5.0091	2.7897	0.9155	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

SCHEDULE B
MOLINA HEALTHCARE, INC.
3.75% Convertible Senior Notes due 2014
No.

		Notation Explaining	Authorized Signature
		Principal Amount	of Trustee or
Date	Principal Amount	Recorded	Custodian